AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                              ON FEBRUARY 24, 2000

================================================================================

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant To Section 14(a) of the
                        Securities Exchange Act of 1934.

Filed by the Registrant [_]
Filed by a Party other than the Registrant [X]

Check the appropriate box:
    [_] Preliminary Proxy Statement
    [_] Confidential, For Use of the Commission Only (as permitted by
          Rule 14a-6(e)(2))
    [_] Definitive Proxy Statement
    [_] Definitive Additional Materials
    [X] Soliciting Material Under Rule 14a-12


                               DEXTER CORPORATION
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                      INTERNATIONAL SPECIALTY PRODUCTS INC.
                              ISP INVESTMENTS INC.
--------------------------------------------------------------------------------
    (NAME OF PERSON (S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)


PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(I) (1) and 0-11.

1)    Title of each class of securities to which transaction applies:

      --------------------------------------------------------------------------

2)    Aggregate number of securities to which transaction applies:

      --------------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      --------------------------------------------------------------------------

4)    Proposed maximum aggregate value of transaction:

      --------------------------------------------------------------------------

5)    Total fee paid:

      --------------------------------------------------------------------------

  [_] Fee paid previously with preliminary materials:

      --------------------------------------------------------------------------

      [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)         Amount previously paid:
2)         Form, Schedule or Registration Statement No.:
3)         Filing Party:
4)         Date Filed:

================================================================================


NY2:\881828\01\54104.0016

FOR IMMEDIATE RELEASE                          CONTACT:
Wednesday, February 23, 2000                   Edward G. Novotny & Associates
                                               (212) 490-2065 or (212) 490-2977



              INTERNATIONAL SPECIALTY PRODUCTS FORWARDS LETTERS TO
              ----------------------------------------------------
                        DEXTER CORPORATION'S SHAREHOLDERS
                        ---------------------------------


           WAYNE, NJ - International Specialty Products Inc. (NYSE - ISP) has mailed letters to shareholders of Dexter Corporation (NYSE - DEX) in connection with ISP's solicitation of proxies from these shareholders for use at Dexter's 2000 Annual Meeting. The letters are attached to, and are a part of, this press release.

                                     * * * *

ISP HAS FILED A PRELIMINARY PROXY STATEMENT WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION RELATING TO ISP'S SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF DEXTER CORPORATION FOR USE AT DEXTER'S 2000 ANNUAL MEETING. ISP STRONGLY ADVISES ALL DEXTER SHAREHOLDERS TO READ THE FINAL DEFINITIVE PROXY WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. WHEN COMPLETED, THE FINAL DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO ALL DEXTER SHAREHOLDERS AND WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP:\\WWW.SEC.GOV. DEXTER SHAREHOLDERS MAY ALSO OBTAIN THE FINAL DEFINITIVE PROXY STATEMENT FOR FREE FROM INNISFREE M&A INCORPORATED, BY CALLING (888) 750-5834. THE PRELIMINARY PROXY STATEMENT IS CURRENTLY AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE. INFORMATION RELATING TO THE PARTICIPANTS IN ISP'S PROXY SOLICITATION IS CONTAINED IN THE PRELIMINARY PROXY STATEMENT.

                                     * * * *

      This press release and its attachments may contain "forward looking statements" within the meaning of the federal securities laws with respect to the Company's financial results and future operations and, as such, concerns matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in such statements. Important factors that could cause such differences are discussed in the Company's Annual Report on Form 10-K, that is filed with the U.S. Securities and Exchange Commission and are incorporated herein by reference.

      International Specialty Products Inc. is a leading multinational manufacturer of specialty chemicals and mineral products.

[ISP LETTERHEAD]

February 23, 2000

Fellow Dexter Shareholders:

      International Specialty Products (NYSE - ISP) is a leading international specialty chemicals company and Dexter's largest shareholder, owning almost 10% of Dexter, as well as controlling, together with other members of a shareholder group, 21.7% of Life Technologies (LTI).

      You should know that, on December 14th, 1999, we proposed to acquire Dexter for $45 per share in cash in a merger transaction. ISP's $45 per share proposal represents a 38% premium over Dexter's closing price immediately prior to our proposal and is higher than the stock has ever traded in the company's history. Furthermore, ISP stated in its proposal that it is willing to consider increasing its price if Dexter could demonstrate that the value of the company would justify a higher price.

      ISP has been a Dexter shareholder since September 1998, and made its proposal only after it became convinced that Dexter had no credible plan to increase shareholder value. ISP is confident that the best strategy to increase shareholder value at Dexter is for LTI to be left to operate as a separate corporate entity, or, alternatively, sold to a life sciences company in the business of serving the biotechnology industry. Dexter, on the other hand, has been seeking to acquire 100% of LTI, notwithstanding the fact that there are few, if any, synergies between the companies. Moreover, in our opinion, these two companies add no material value to each other, and Dexter's management has little or no experience in the life science field.

      On December 23, 1999, Dexter rejected ISP's proposal without discussing the proposal with us. Instead, Dexter responded with an offer, on January 20th, to buy the LTI shares owned by ISP and its group at a substantial premium to the then current market for LTI shares. ISP rejected Dexter's offer, and, in so doing, wrote to Dexter's Chief Executive on January 27, as follows:

           "It is apparent from the timing of Dexter's offer for our Life Technologies shares, coming on the heels of ISP's $45 per share offer for Dexter, upon which many of Dexter's shareholders have relied, that Dexter is seeking to divert ISP from a course of action designed to maximize shareholder values for all Dexter shareholders. In this connection, we believe that Dexter's attempt to deter us by providing benefits to ISP not available to other Dexter shareholders is simply inappropriate."

      On January 27th, ISP gave notice of its intention to wage a proxy contest and nominated eight independent, respected members of the business and legal community, in addition to the undersigned, for election to Dexter's Board at its upcoming Annual Meeting. Because of the fact that Dexter has adopted a poison pill, which makes an acquisition prohibitively expensive for any acquirer, any such party interested in acquiring Dexter would have to elect a majority of its Board in order to remove the pill and authorize an acquisition to go forward. ISP's slate of directors is pledged to consider and pursue ISP's $45 per share proposal or any superior proposal. All determinations made by these directors will be subject to their fiduciary duties to you.

      You should know that Dexter has on a number of occasions taken actions which, in our opinion, have been antithetical to the interests of its shareholders and those of its 75%-owned subsidiary, LTI. In so doing, Dexter has put into place a number of management entrenchment devices, including a poison pill with an unusually low and discriminatory trigger point, a staggered Board, and a super-majority by-law provision in contravention of Connecticut state law. Moreover, in our opinion, Dexter displayed a blatant disregard for the rights of LTI minority shareholders in connection with its attempted acquisition of 100% of LTI - a textbook case of how majority shareholders ought not to treat the minority.

      In the LTI matter, after Dexter's offer had been rejected unanimously by LTI's independent directors, Dexter then caused the LTI Board to take the extraordinary step of disbanding the independent committee. Dexter's tactics resulted in the resignations of two LTI outside directors, with one of them calling Dexter's bid a "coercive attempt to buy out the LTI public stockholders at a price which, I believe, deprives these stockholders of the significant inherent value to which they are rightfully entitled." Notwithstanding the resignations, the disbanding of the independent committee, and the decision by the LTI Board - then controlled by Dexter representatives - to remain "neutral," Dexter proceeded with its tender offer for LTI with no one left to protect the minority shareholders.

      After ISP's January 27th proxy filing, in an effort, we believe, to appear more "shareholder friendly" because of the impending proxy contest, Dexter slightly softened its hard-line stance. It watered down, to a small degree, its poison pill and offered to provide ISP "more than adequate" due diligence in connection with its offer to acquire the company. Unfortunately, Dexter's amendment to its poison pill fails to permit shareholder choice -- leaving the fate of the Company's shareholders to its Board and hand-picked financial advisors. Under ISP's proposals, Dexter shareholders will have the power to decide for themselves.

      Dexter's February 17th letter to shareholders attempts to call into question ISP's ability to finance its proposed acquisition. But Dexter has neglected to inform you that Chase, after discussions with our Company regarding the acquisition, has stated that, subject to certain standard caveats, it is "highly confident" in its ability to arrange the necessary financing for ISP's acquisition of Dexter. Finally, contrary to Dexter's apparent belief, a tax-free spin-off of Dexter's LTI shares is not a "key aspect" of, or even related in any way to, ISP's $45 per share acquisition proposal. While prior to proceeding with ISP's current proposal, we did offer to work with Dexter to try to develop a tax efficient strategy, subject to a proper business purpose, to separate Dexter and LTI in order to increase shareholder value for all Dexter shareholders, Dexter flatly refused to consider such course of action.

      If you have any questions about our proposal or the proxy solicitation, please call our proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750-5834.

      We look forward to further communication with you concerning this matter.

Sincerely,
/s/ Samuel J. Heyman
Chairman
International Specialty Products Inc.

/s/ Sunil Kumar
President and Chief Executive Officer
International Specialty Products Inc.

[ISP LETTERHEAD]

February 22, 2000

Fellow Dexter Shareholders:

                                DO NOT BE MISLED
                                ----------------

      You may have recently received a letter from Dexter's management seeking to justify its refusal to let you consider ISP's proposal to purchase your shares for $45 per share in cash in a merger transaction. The choice before you is straightforward, and we urge you not to be misled by the extraneous issues raised in Dexter's letter.

      We ask you to consider the following:
      -------------------------------------

      o     ISP has proposed to acquire Dexter for $45 per share in cash.

      o     Dexter shares currently trade at approximately $37 per share.

      o For our proposal to go ahead, ISP must acquire control of Dexter's Board, remove the company's "poison pill," and authorize the transaction.

      o If you want the opportunity to consider our proposal, you will need to help ISP elect a majority of the Dexter Board.

      o ISP has proposed eight independent, respected members of the business and legal community, as well as the undersigned, as candidates for election to the Dexter Board at this year's Annual Meeting. These candidates are committed to consider and pursue our cash proposal or a superior proposal and, if elected, will constitute a majority of the Dexter Board. All determinations made by our nominees, if elected as directors, will be subject to their fiduciary duties to you.

      We will soon send you proxy materials with more complete information about our Board candidates and our other proposals to protect your investment. In the meantime, we urge you not to return any proxy card that Dexter management may send you.

      DO NOT BE RUSHED INTO A VOTING DECISION WITHOUT HAVING ALL THE NECESSARY FACTS.

      Thank you for your attention and cooperation. If you have any questions about our proposal or the proxy solicitation, please call our proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750-5834.

Sincerely,
/s/ Samuel J. Heyman
Chairman
International Specialty Products Inc.

/s/ Sunil Kumar
President and Chief Executive Officer
International Specialty Products Inc.